EX-99.Cert 12 (b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended September 30, 2015, of UST Global Private Markets Fund, LLC (the “Fund”).

Each of the undersigned officers of the Fund hereby certified that, to the best of such officer’s knowledge:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.

December 07, 2015	/s/ Robert Conti
Date	Robert Conti
Chief Executive Officer and President

December 07, 2015	/s/ John M. McGovern
Date	John M. McGovern
Principle Financial and Accounting Officer